UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Forward Industries, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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September 5, 2012

To Our Shareholders:

We welcome you to Forward’s proxy statement and annual report for our fiscal year ended September 30, 2011, and hope that you will attend the annual meeting of shareholders to be held in New York, New York, on September 27, 2012.

Annual Meeting

We invite you to review the Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and proxy documents relating to our 2012 Annual Meeting (the “Annual Meeting”).  The Notice of Annual Meeting and Proxy Statement provide information concerning matters to be considered and acted upon at the Annual Meeting, scheduled to be held on September 27, 2012.  At the Annual Meeting, management will provide a report on our business followed by a question and answer period.  Representatives of J.H. Cohn LLP, our independent registered public accounting firm for the fiscal year ending September 30, 2012, will be available at the Annual Meeting to address shareholder questions.

Your Vote is Needed

We urge you to attend our Annual Meeting on September 27, 2012 and to VOTE your shares.  Whether or not you plan to attend, please be sure that your shares are represented by promptly voting.

On behalf of the Board of Directors, management and employees, we thank you for your continued support and look forward to keeping you apprised of our developments.

Sincerely,

/s/ Frank LaGrange Johnson

Frank LaGrange Johnson,
Chairman of the Board

FORWARD INDUSTRIES, INC.
477 Rosemary Ave., Suite 217-219
West Palm Beach, FL 33410

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of Forward Industries, Inc., 477 Rosemary Ave., Suite 217-219, West Palm Beach, FL 33410:

We are sending this notice to inform you that the 2012 Annual Shareholders’ Meeting (the “Annual Meeting”) of Forward Industries, Inc. (“Forward” or the “Company”) will be held on Thursday, September 27, 2012, at 9:00 A.M., Eastern Standard Time, at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, for the following purposes:

1.	To elect a Board of Directors for the current fiscal year.

2.	To ratify the appointment of J.H. Cohn LLP, as our independent registered public accounting firm for the fiscal year ending September 30, 2012.

3.	To transact such other business as may properly come before the meeting.

These proposals are more fully described in the proxy statement accompanying this notice.  The Company’s Board of Directors (the “Board”) recommends that you vote FOR proposals 1 and 2.  The Annual Meeting may be postponed or canceled by action of the Board upon public notice given prior to the time previously scheduled for the Annual Meeting or adjourned by action of the chairman of the Annual Meeting.  Only shareholders of record at the close of business on August 23, 2012, the record date fixed by the Board, are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend, you are urged to vote as promptly as possible to ensure your representation at the Annual Meeting.  As an alternative to voting in person at the meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.  Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy, as long as the shares are held in the shareholder’s name or the brokerage firm, bank or other holder of record acting as the shareholder’s nominee confirms the shareholder’s ownership in writing.

By Order of the Board of Directors: /s/ Frank LaGrange Johnson Frank LaGrange Johnson, Chairman of the Board

West Palm Beach, Florida
September 5, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 27, 2012

This Notice of Annual Meeting and Proxy Statement along with the Forward Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 2011 (without exhibits) are available on the Internet at: www.proxyvote.com.

FORWARD INDUSTRIES, INC.

477 Rosemary Ave., Suite 217-219
West Palm Beach, FL 33410
(561) 465-0030
________________

PROXY STATEMENT
________________

This Proxy Statement is being furnished to shareholders by the Board of Directors (the “Board”) of Forward Industries, Inc., a New York corporation (which we refer to as “Forward,” the “Company,” “we” or “us”), in connection with the solicitation of the proxies in the accompanying form for use at our 2012 Annual Meeting of Shareholders and at any adjournments and postponements thereof (the “Annual Meeting”).  The Annual Meeting will be held Thursday, September 27, 2012, at 9:00 A.M., Eastern Standard Time, at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street.

This Proxy Statement, the accompanying form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (the “2011 Annual Report”) (without exhibits), is being mailed to shareholders on or about September 5, 2012. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Annual Meeting.  Only holders of record of Forward’s common stock, par value $.01 per share (which we refer to as the “Common Stock”), at the close of business on August 23, 2012, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

We will bear the cost of solicitation of proxies.  Our officers, directors, and employees may, without additional remuneration, assist in soliciting proxies by mail, e-mail, telephone and in person. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials, and we may request their authority for execution of the proxies.

GENERAL INFORMATION

Record Date; Voting Securities

The Company’s Board of Directors (the “Board”) has fixed August 23, 2012 as the record date for voting at the Annual Meeting (the “Record Date”).  Only shareholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.  As of the Record Date there were 8,105,185 shares of Common Stock outstanding and eligible for voting at the Annual Meeting.  Each share of Common Stock entitles the holder of record on the Record Date to one vote on each matter to be voted on at the Annual Meeting.  Cumulative voting is not permitted.  See the information under “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” that appears later in this Proxy Statement.

If your shares of Common Stock are held in “street” name—that is, your shares are registered in the name of a bank, broker, or other nominee—your broker, bank or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, follow the voting instructions on the form you receive from your bank, broker, or other nominee. The availability of telephone and Internet voting will depend on the voting procedures of your bank, broker, or other nominee.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of annual meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Quorum

The quorum necessary to conduct any business at the Annual Meeting consists of a majority of the shares of our Common Stock issued and outstanding on the Record Date, present in person or represented by proxy (received by mail, telephone, or the Internet) at the Annual Meeting.  Proxies submitted by shareholders who vote to abstain, and broker non-votes, are counted as present for purposes of determining whether the quorum requirement is satisfied, even though a vote is not cast.  A broker non-vote occurs if your shares of Common Stock are held in “street name” and you do not give instructions to your broker, bank, or other nominee with respect to the matters to be voted on.  If your bank or brokerage firm does not exercise its discretionary authority with respect to matters as to which it has discretionary authority, your shares will be treated as “broker non-votes” on these matters.  If a share is deemed present at the Annual Meeting for any matter, it will be deemed present for all matters.

Proxies

The shares of Common Stock represented by your properly completed and delivered proxy card or by your proxy voted by telephone or Internet will be voted in accordance with your instructions.

Regarding the proxy solicited by the Board:

•
Proposal Number 1, Election of Directors, the proxy card gives you the ability to choose between approval or withholding approval of all nominees or withholding authority to vote for one or more nominees.

•
Proposal Number 2, Ratification of the Appointment of J.H. Cohn LLP (“J.H. Cohn”) as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2012, the proxy card gives you the ability to approve, or disapprove, or abstain from voting.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies that are timely received (by mail, telephone, or Internet) and not revoked will be voted in accordance with your instructions, if any, given therein. If you sign, date, and return the proxy but you indicate no voting instructions on the proxy card, the shares of Common Stock represented by your proxy will be voted by the persons named in the accompanying proxy: (1) FOR all seven of the Board’s nominees for director, and (2) FOR ratification of the appointment of J.H. Cohn as our independent registered public accounting firm in respect of the fiscal year ending September 30, 2012.  The Board is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, your shares of Common Stock represented by properly completed proxies received by mail, telephone, or the Internet will be voted on any such matter in accordance with the judgment of the persons named as proxies in their discretion.

Shareholder Revocation of Proxies

If you have duly and validly signed, dated, and submitted a proxy (by mail, telephone, or Internet), you may revoke it at any time before its exercise at the Annual Meeting if you take any one of the following four actions:  (i) deliver (by mail or otherwise) written notice of such revocation to our Corporate Secretary at the address appearing at the top of page one of this Proxy Statement before the Annual Meeting; or (ii) execute and deliver to us at Forward at such address a duly and validly completed, later dated proxy card reflecting contrary instructions; or (iii) you vote by telephone or the Internet after the date of your first proxy, provided the new proxy is received by our proxy tabulation agent Broadridge Financial (which will have a representative present at the Annual Meeting) before the vote; or (iv) you attend the Annual Meeting and take appropriate steps to cast a ballot representing your shares of Common Stock in person.

Costs of Solicitation

The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation, and may be made in person or by telephone or email.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.

No Dissenter’s Rights

Under the New York Business Corporation Law, shareholders are not entitled to dissenters’ rights of appraisal with respect to the election of directors, or the proposal to ratify the appointment of J.H. Cohn as Forward’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

Certain Financial Information

Please take note that the Company’s 2011 Annual Report is available on the Internet along with this Proxy Statement at http://www.proxyvote.com.

Any shareholder of the Company may obtain without charge copies of the 2011 Annual Report and this Proxy Statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the Corporate Secretary, Forward Industries, Inc., 477 Rosemary Ave., Suite 217-219 West Palm Beach, FL 33410.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

As of the date of this proxy statement, the Board consists of seven persons: five of whom are non-employee, independent directors.  All seven directors are standing for re-election.

Nominees for Election as Directors

In August 2012, our Nominating and Governance Committee (the “Nominating Committee”) nominated the seven individuals listed below for election as directors at the Annual Meeting.  The Board accepted the Nominating Committee’s recommendations.  Ciara Burnham determined not to stand for reelection at the Annual Meeting.  The Nominating Committee has recommended Robert Garrett Jr., the Company’s current Chief Executive Officer, together with the six nominees named below, for election to the Board at the Annual Meeting.  Accordingly, seven nominees for director are to be elected at the Annual Meeting to serve a one-year term.  Directors elected at the Annual Meeting will serve until the Company’s 2013 annual meeting of shareholders and until their respective successors are duly elected and qualified.

Each nominee for director is standing for election to office for a period of one year, or until their successor has been elected and qualified.  It is intended that the accompanying proxy will be voted in favor of each and all of the following persons to serve as directors, unless you the shareholder indicate to the contrary on the proxy by withholding authority to vote for one or more of the nominees named below.  The nominees are as follows:

Name	Age	Principal Occupation

Frank LaGrange (Grange) Johnson	45
Director and Chairman of the Board since August 2010. Mr. Johnson founded LaGrange Capital Partners, L.P. (“LaGrange”) in May 2000. Mr. Johnson’s distinguished career in the financial and consulting industries brings significant financial and operational leadership experience to the Board. Messrs. Grange Johnson and Brett Johnson, the Company’s former Co-Chief Executive Officer, are brothers.

Owen P.J. King	48
Director since August 2010. Mr. King has been the President and CEO of Stonehurst Management LLC, a New York-based registered investment adviser, since December 2002. Mr. King brings significant business management, financial, and operational skills and experience to the Board.

John F. Chiste	56
Director since February 2008. Mr. Chiste has been the Chief Financial Officer of Falcone Group, a privately held diversified portfolio of real estate companies, since 2005. From 1997 to 2005, Mr. Chiste was the Senior Vice President, Chief Financial Officer and Treasurer of Bluegreen Corporation, a publicly held developer and operator of timeshare resorts. With his experience as Chief Financial Officer of two companies, Mr. Chiste brings broad financial expertise to the Board.

Timothy Gordon	38
Director since April 2012. Mr. Gordon is a co-founding partner of Arditi Gordon Management LLC (AGM), a real estate investment firm, and has worked there since 2009. AGM invests in real estate recapitalizations and development opportunities, primarily in New York City and Miami. Prior to launching AGM, Mr. Gordon served as a partner of LaGrange Capital Partners from 2003 to 2008, a special situations hedge fund. Mr. Gordon began his career at the Blackstone Group in the restructuring area. Following Blackstone, Mr. Gordon worked in private equity at Palladium Equity Partners.  Mr. Gordon brings significant financial experience to the Board.

Howard Morgan	52
Mr. Morgan has been the Managing Director of The Justwise Group Limited (“Justwise”) since 1997, having previously been employed by Justwise in various senior executive roles since 1989.  Justwise specializes in the procurement of consumer durable products from Asia and are established suppliers to a list of major UK multi-channel retailers, offering sourcing solutions and comprehensive R&D covering the home furniture sector.  Mr. Morgan brings significant business management and operational skills and experience to the Board.

Terence (Terry) Wise	64	Mr. Wise is the Chairman of The Justwise Group Limited, which he founded in 1977. In addition to his business management skills, Mr. Wise brings extensive experience in Asian markets to the Board.
Robert Garrett Jr.	45
Mr. Garrett has been the Sole Chief Executive Officer since August 31, 2012 and served as Co-Chief Executive Officer from April 2012 through August 30, 2012. Mr. Garrett served as a consultant to Forward from October 2011 to February 2012 and as a director from February 2012 to April 2012. Prior to joining the Company, Mr. Garrett was the president of Arcadia Aviation, which he founded in 2005 to acquire aviation service businesses catering to the corporate jet marketplace at underdeveloped airports in close proximity to the nation’s top metropolitan areas.  Previously, Mr. Garrett managed the operational turnaround of a consumer products company on behalf of Union Capital Corporation, a New York private equity firm. Before Union Capital, Mr. Garrett worked for Sony Corporation where he was the senior financial executive of a joint venture between Sony Corporation of America and Sony Pictures. Mr. Garrett serves on the Board of Directors of the YMCA of Greater New York and the Interfaith Center of New York.

The Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Current Committee membership is shown in the table below:

Current Directors:	Audit Committee	Compensation Committee	Nominating and Governance Committee
Ciara Burnham*		X (Chairman)	X
Grange Johnson
John F. Chiste	X (Chairman)	X	X
Owen P.J. King	X	X	X (Chairman)
Timothy Gordon	X	X
Howard Morgan
Terry Wise
*Director not standing for reelection.

Each of the above nominees has consented to be named in this proxy statement as a nominee and to serve as a director if elected.  The Board has no reason to believe that any nominee will not serve if elected.  However, if any nominee should be unavailable to serve or decline to serve as a director prior to the vote at the Annual Meeting, and if the Board designates a substitute nominee for such person, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board.  We know of no reason why this would occur.

Please review the information under “Director Compensation” set forth below for information relating to compensation paid to directors and how such compensation was determined.

Shareholders may nominate candidates for director in accordance with guidelines summarized below under “Structure and Practices of the Board of Directors—Nominating and Governance Committee,” and in compliance with the advance notice and other provisions of our By-Laws.  See the information under “Deadline for Shareholder Proposals for 2013.”

Shareholder Vote Required

Assuming a quorum is achieved at the Annual Meeting, to be elected as a director a nominee must receive a plurality of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote for the election of directors.  This means that each nominee who receives the highest vote total versus any competing nominee wins election.  Abstentions and broker non-votes will not have the effect of votes in opposition to a nominee for director.  Therefore, shareholders who do not vote, or who withhold their vote from one or more of the seven nominees proposed herein and do not vote for another person in place of the nominee, will not affect the outcome of the election.  If your shares are held in “street” name by a broker, bank, or other nominee and you do not furnish voting instructions to your broker, bank, or nominee, the broker, bank, or other nominee will not have authority to cast the votes represented by your shares for election of directors—this will be a broker non-vote.  If you timely submit a signed and dated proxy but fail to specify instructions to vote for nominees for director, the proxy will be voted in favor of each and all of the Board’s nominees by the persons named in the proxy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION TO THE BOARD, WHICH IS DESIGNATED AS PROPOSAL 1 IN THE PROXY.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors and Director Independence

Rule 5605(b)(1) of the Nasdaq Stock Market’s (“NASDAQ”) listing standards specify that a majority of the Board must consist of independent directors.  The Board has determined that each of Ms. Burnham, a current director who will not stand for reelection, and Messrs. Chiste, Gordon, King and Morgan, who together comprise a majority of the Board, is independent in accordance with applicable NASDAQ standards, including without limitation, Marketplace Rule 5605(a)(2).  Ms. Burnham and Messrs. Chiste, Gordon and King constitute in different combinations the entire membership of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board in compliance with the independence standards of NASDAQ Marketplace Rules 5605(c)(2), 5605(d), and 5605(e), respectively.

Board Practices

  Exclusive of committee meetings, the Board met in person, participated in meetings by means of conference call, or acted by unanimous written consent on seven occasions during the fiscal year ended September 30, 2011 (which we sometimes refer to as “Fiscal 2011”).  All directors attended all of the meetings held by the Board and all of the meetings of the committees of which they are members in person or by telephone conference call except for former directors Fred Hamilton and Stephen L. Key, who each did not attend one conference call held by the Board.  All then serving directors attended the Annual Meeting of Shareholders held in March 2011.  The Company maintains no formal policy mandating such attendance. The Board holds regularly scheduled meetings following the end of each fiscal quarter to review and discuss results of operations and other matters as needed.  The Audit Committee of the Board follows this practice as well, and meetings of the Compensation Committee and Nominating and Governance Committee meet in conjunction with regularly scheduled meetings of the Board as warranted by the respective Committee agendas.

Exclusive of committee meetings, the independent director members of the Board met in executive session, without other Board members present, on 4 occasions during the fiscal year ended September 30, 2011.

Standing Committees of the Board of Directors

The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The principal responsibilities of each Committee are set forth below.

Audit Committee

Our Audit Committee, as defined in and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the “Exchange Act,” oversees the accounting, financial reporting, internal control over financial reporting of the Company, and audits and reviews of its financial statements.  It is the responsibility of the Committee to maintain free and open communication and coordination between and among the Committee, the Company’s independent registered public accounting firm, the Company’s internal accounting staff, and management in the execution of the above-referenced processes and functions.  The Audit Committee’s approval is required in order to engage our independent registered public accounting firm to perform the audit and non-audit services in order to assure that the provision of such services does not impair such firm’s independence.  In discharging its functions, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company as well as the Company’s external advisors.

The Audit Committee held six meetings during the fiscal year ended September 30, 2011 (“Fiscal 2011”).  Our Audit Committee is governed by a written Charter approved by the Board.  A copy of the Charter, as amended, is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php. Further information regarding the functions performed by the Audit Committee, as well as a copy of the Committee’s Report to the Board for Fiscal 2011, is set forth in this Proxy Statement under “Matters Relating to Independent Registered Public Accountants.”

Audit Committee Financial Expert

The Board has determined that Mr. Chiste, who is an independent director and is currently a member and the chairman of the Audit Committee of the Board, is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The foregoing information relating to the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC, or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act except to the extent expressly incorporated by reference into such filing.

Compensation Committee

The purposes and responsibilities of our Compensation Committee are to develop, establish, implement, and oversee compensation policies and programs for executive management and to recommend policies for director compensation to the Board.  Such responsibilities include the administration of our equity compensation plans and the establishment of financial and non-financial targets and objectives that will determine if executive management will be entitled to receive non-equity incentive (bonus) compensation.  The Compensation Committee met five times during the fiscal year ended September 30, 2011.

The Compensation Committee is governed by a written Charter.  The Committee’s Amended and Restated Charter is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.  Information regarding certain actions taken or not taken by the Committee with respect to the Company’s code of ethics and related party transactions are posted at such website.  Further information regarding the functions performed by the Compensation Committee is set forth in this Proxy Statement under “Executive Compensation and Related Information.”

Nominating and Governance Committee

The purposes and responsibilities of the Nominating Committee are to (i) to identify, evaluate, and nominate suitable candidates to the Board and its committees and (ii) develop and administer policies and procedures applicable to the processes and functioning of the Board and management such that, among other matters, conflicts of interest and inappropriate transactions with related parties are identified, reviewed, and appropriately resolved in accordance with sound corporate governance standards.  In August 2012, the Nominating Committee recommended to the Board the nominees named above for election as director at the Annual Meeting, and the Board unanimously approved such recommendations.  The Nominating Committee met five times during the fiscal year ended September 30, 2011.

Under the Nominating Committee Charter (the “Committee Charter”), with respect to its nominating function the responsibilities of the Nominating Committee include: identifying candidates qualified to become Board members; developing and reviewing background information on such candidates; evaluating such candidates based on their qualifications; and making recommendations to the Board regarding such candidates.  The Nominating Committee may identify and evaluate candidates for directorships through the use of questionnaires, interviews, and other investigatory methods, including the use of search firms requiring payment of a fee, to determine the suitability of potential nominees.  The Nominating Committee’s responsibilities also include recommending to the Board the persons to be nominated for appointment to each of the Board’s committees.  The Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services.

  In recommending nominees for election to the Board, the Nominating Committee will seek to identify candidates who meet the current needs of the Board.  The Committee Charter does not specify minimum qualifications that must be met by a nominee.  However, the Committee Charter requires the Nominating Committee to consider, among other things, the candidate’s integrity and honesty, ability to exercise independent business judgment, background, and experience in his/her profession or chosen field of expertise. In addition, the Committee Charter requires the Nominating Committee to consider the individual candidate’s ability to work constructively with others, the availability of sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director, an absence of conflicts that might interfere with the proper performance of his/her responsibilities as director, and other criteria deemed relevant by the Nominating Committee.

In an effort to maintain a proper mix of directors that results in a highly effective governing body, the Nominating Committee also considers such factors as the diverse skills and characteristics of all director nominees; the occupational, geographic and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; the particular skills and experience of each nominee in managing and/or assessing risk; community involvement of each nominee; and, the independence status of each nominee under the NASDAQ listing standards and applicable law and regulation.  The objective of the Nominating Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business and professional experience.  In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.   The Nominating Committee may, however, consider such other factors as it deems are in the best interests of the Company and its shareholders.

The Nominating Committee will, on the basis of the same procedures and bases described above, consider director nominee recommendations proposed to it by shareholders, provided, as an initial step required by our By-laws, the name and address of the nominating shareholder, accompanied by relevant biographical information specified in the rules of the SEC, are submitted in writing to the Secretary of the Company, are accompanied by a written statement of the candidate’s consent to serve and the amount of Common Stock owned beneficially and of record, and such submission otherwise complies with the criteria and procedures of the Nominating Committee and the Company’s By-laws.  Shareholder submissions of candidates for nominee as director are also subject to the requirements in the next paragraph.  See “Deadline for Shareholder Proposals for 2013.”

Our By-laws require a shareholder who wants to submit the name or names of nominee(s) for director of the Company to have continuously held shares of the Company’s Common Stock aggregating the lesser of at least $2,000 or one percent of the outstanding Common Stock in market value for at least one year prior to the date of the meeting at which the nominee submission is to be made, or that such shareholder is entitled to cast votes with respect to at least 5% of the Common Stock as of the date of such notice, without regard to a minimum holding period.  The shareholder must submit biographical information pertaining to the candidate that is required by the SEC in respect of a candidate in an election contest, as well as a copy of the candidate’s written consent to serve as a director on the Board.  In general, the shareholder must submit the name(s) of the desired nominee(s) not earlier than 150 days prior nor later than 120 days prior to the first anniversary of the preceding year’s annual meeting.  See “Deadline for Shareholder Proposals for 2013.”

Under the Committee Charter with respect to the Nominating Committee’s governance function the responsibilities of the Nominating Committee include the identification, review, evaluation, and approval or rejection of (i) proposed transactions involving the Company and any officer or director or party related to any such person and (ii) potential conflicts of interest arising out of transactions or arrangements involving the Company or any subsidiary and any director, executive officer, or family member or certain affiliates of any such person.  The Committee Charter also charges the Nominating Committee with the development of governance policies with respect thereto; the review and assessment of the performance of the Board and Committees thereof and adequacy of structure and scope of the committees of the Board; the development of and recommendation to the Board of governance principles; monitoring of compliance with the Company’s Code of Business Conduct and Ethics; and the assessment of effectiveness of the Company’s shareholder communications policy and recommendation of amendments thereto.  See the information under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters—Certain Relationships and Related Transactions” regarding the functions of the Nominating Committee relating to potential conflicts of interest between officers, directors, and certain other persons and the Company.

A copy of the written Committee Charter governing the responsibilities of the Nominating Committee is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.  Information regarding certain actions taken or not taken by the Nominating Committee with respect to the Company’s Code of Business Conduct and Ethics and related party transactions are posted at such website.

Board of Directors Leadership Structure

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

Grange Johnson has served as non-executive Chairman of the Board since August 2010 and Robert Garrett Jr. and Brett M. Johnson served as Co-Chief Executive Officers from April 2012 until the end of Mr. Brett Johnson’s employment with the Company on August 31, 2012.  We believe that it remains in the best interest of the Company to continue to separate the roles of Chairman of the Board and Chief Executive Officer.  This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer focuses primarily on managing the daily operations of the Company.  The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company for customers, employees and operations.  We do not have a Lead Independent Director.  Rather, the Audit, Compensation, and Nominating Committees are each comprised solely of independent directors, and they provide strong independent leadership that influences the governance of the Company.

Board of Directors Role in Risk Oversight

Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities.  Members of each committee report to the full Board as necessary at Board meetings regarding risks discussed by such committee.  In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Communications with the Board of Directors

The Board welcomes communications from security holders and has unanimously adopted a written policy regarding same.  A copy of this policy is available for viewing at our web site at: http://www.forwardindustries.com/mg/corporategovernance.  Communications should be sent to Forward at the address set forth on the first page of this Proxy Statement, attention: James McKenna.

Code of Ethics

In November 2003, Forward adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees regarding standards of conduct relating to Company affairs.  The Nominating and Committee is charged with assessing the adequacy of and monitoring management and director compliance with the Code of Business Conduct and Ethics.  The Code of Ethics is available for viewing at the Company’s web site at http://www.forwardindustries.com/mg/corporategovernance.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who is currently an executive officer of Forward and is based on our records and information furnished to us by such persons.

Name	Age	Position with Forward	Held Office Since
Robert Garrett Jr	45	Chief Executive Officer	2012
James O. McKenna	38	Chief Financial Officer, Treasurer and Assistant Secretary	2008

ROBERT GARRETT JR., please see Proposal 1, Election of Directors for biographical information for Mr. Garrett.

JAMES O. MCKENNA has served as Chief Financial Officer, Treasurer, and Assistant Secretary since January 2008.  Prior to that time he served as the Company’s Controller since December 2003.  Prior to joining Forward, Mr. McKenna was employed as Assistant Controller with Medallist Developments Inc., a real estate development company, from January 2002 to December 2003 and as an auditor with Ernst and Young LLP from September 1996 to December 2001.  Mr. McKenna is a Certified Public Accountant.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Overview

The principal elements of the Company’s compensation programs for its executive officers are:  (i) base salary; (ii) performance-based, non-equity incentive awards as a primary element to complement base salary (bonus); and (iii) awards of long-term, equity-based compensation.

The Compensation Committee monitors the results of the advisory proposal vote on executive compensation programs and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.  At the 2011 Annual Meeting of Shareholders a majority of our shareholders approved the executive compensation programs described in our proxy statement, therefore the Compensation Committee did not implement changes to our executive compensation program as a result of the shareholder advisory vote.

Securities Authorized for Issuance Under Equity Compensation Plans

Long-term equity based compensation is accomplished under the Forward Industries 2007 Equity Incentive Plan, as amended (the “2007 Plan”), adopted by the Company and by its shareholders in May 2007 and amended February 2009, and the 2011 Plan, adopted by the Company and by its shareholders in March 2011.  Under the 2007 Plan, 800,000 shares of Common Stock were authorized for grants of awards of stock options and restricted stock, of which 26,366 shares remain available for grant.  Under the 2011 Plan, 850,000 shares of Common Stock were authorized for grants of awards of stock options and restricted stock, of which, 400,000 shares remain available for grant.  There are options to purchase 30,000 shares of Common Stock outstanding under the 1996 Stock Incentive Plan.

Information relating to securities authorized for issuance under equity compensation plans as of September 30, 2011 (“Fiscal 2011”), is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans excluding shares reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,007,500	$3.45	426,366
Equity compensation plans not approved by security holders	--	--	--
Total	1,007,500	$3.45	426,366

Fiscal 2011 Compensation for Executive Officers

During Fiscal 2011 Mr. Brett Johnson served as the Company’s President and Chief Executive Officer, on an “at-will” basis, with an annual base salary of $250,000.  The Company entered into an employment agreement with Mr. Johnson, effective March 1, 2012.  As of August 1, 2012, the Company and Mr. Johnson opted not to renew Mr. Johnson’s employment agreement, and his employment ended on August 31, 2012.

  Mr. McKenna served as the Company’s Chief Financial Officer, Treasurer and Assistant Secretary pursuant to an Amended Employment Agreement, dated as of April 1, 2011 (the “McKenna Employment Agreement”), between the Company and Mr. McKenna, pursuant to which Mr. McKenna is currently entitled to an annual base salary of $225,000.

In December 2010 the Compensation Committee approved performance-based targets that, if achieved, would determine whether non-equity incentive compensation would be earned in respect of Fiscal 2011 by Messrs. Johnson and McKenna.  Mr. Johnson was eligible to earn bonus compensation equal to 7.0755% of operating income, if any, up to $2,120,000 recorded by the Company in Fiscal 2011, with a targeted bonus of $75,000 and a maximum bonus amount of $150,000.  Mr. McKenna was eligible to earn bonus compensation equal to 3.3019% of operating income, if any, up to $2,120,000 recorded by the Company in Fiscal 2011 with a targeted bonus of $35,000 and a maximum bonus of $70,000.  These targets were believed by the Compensation Committee to be difficult of achievement, but not unreasonable, because of operating losses and adverse sales trends in Fiscal 2010 and 2009.  In addition to the performance bonus described above, the Compensation Committee reserved its right to award a discretionary bonus to either or both of Messrs. Johnson and McKenna.  In December 2011 the Compensation Committee determined that no performance or discretionary bonus compensation was earned by Messrs. Brett Johnson and McKenna as the Company incurred an operating loss for Fiscal 2011.  Pursuant to a retention agreement that the Company entered into with Mr. McKenna in August 2010, Mr. McKenna received a retention payment of $175,000 on March 1, 2011 for performance of his duties under his employment agreement through such date.

In November 2010 the Compensation Committee determined to award Mr. Johnson 200,000 options to purchase Common Stock pursuant to the 2007 Plan.  The grant price was the closing price of Common Stock on the grant date, or $3.55 per share.  This award becomes exercisable on the following dates: (i) 120,000 on November 4, 2013, (ii) 40,000 on November 4, 2014, and (iii) 40,000 on November 4, 2015.

In December 2009 the Compensation Committee determined to award Mr. McKenna 7,500 options to purchase Common Stock pursuant to the 2007 Plan.  The grant price was the closing price of the Common Stock on the grant date, or $2.02 per share.  This award becomes exercisable in equal amounts over three years commencing on the first anniversary of the grant date.  In December 2010 the Compensation Committee determined to award Mr. McKenna 7,500 options to purchase Common Stock pursuant to the 2007 Plan.  The grant price was the closing price of the Common Stock on the grant date, or $3.36 per share.  This award becomes exercisable in equal amounts over five years commencing on the first anniversary of the grant date.  In March 2011 the Compensation Committee also determined to award Mr. McKenna 100,000 options to purchase Common Stock pursuant to the 2011 Plan. The grant price was the closing price of Common Stock on the grant date, or $3.73 per share.  This award reflected the Committee’s belief that the award of equity-based compensation serves as a significant incentive to a high level of performance as well as a retention incentive.  These options reflect the Committee’s assessment of the anticipated contributions by Mr. McKenna. This award becomes exercisable on the following dates: (i) 50,000 on March 8, 2014, (ii) 25,000 on March 8, 2015, and (iii) 25,000 on March 8, 2016.

Summary Compensation Table

The following table sets forth certain summary information for the fiscal years ended September 30, 2011 and 2010, showing all compensation paid or earned for services rendered in all capacities for those years of service by (i) each person who served as our principal executive officer at any time during those periods, and (ii) our Chief Financial Officer, who was the only other executive officer whose total compensation exceeded $100,000 during such periods.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards (1)	All Other Compensation ($)(3)	Total ($)
Brett M. Johnson (1) Chief Executive Officer	2011 2010	250,000 34,135	-- --	-- --	434,000 --	23,438 1,540	707,438 35,675
James O. McKenna Principal Financial Officer	2011 2010	200,000 175,000	175,000 --	-- 15,150	221,300 9,600	67,838 21,536	664,138 271,286

(1)
Mr. Brett Johnson was appointed Chief Executive Officer August 10, 2010.  Effective March 1, 2012, Mr. Brett Johnson became Co-Chief Executive Officer.  The Company and Mr. Johnson opted not to renew Mr. Johnson’s employment contract and his employment ended on August 31, 2012.

(2)
The amount shown under “Stock Awards” and “Options Awards” represents the aggregate grant date fair value of the awards in each year shown in the Table computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  See Note 7 to the Financial Statements included in our Annual Report on Form 10-K for Fiscal 2011 for a description of the assumptions used in valuing awards of stock options and restricted stock grants.

(3)	The following table sets forth the components of All Other Compensation.

ALL OTHER COMPENSATION
Name	Fiscal Year	Auto ($)	Company Contributions to Retirement & 401(K) Plans ($)	Housing Allowance ($)	Total ($)
Brett M. Johnson	2011 2010	10,067 1,540	13,371 --	-- --	23,438 1,540
James O. McKenna	2011 2010	7,778 10,669	15,060 10,867	45,000 --	67,838 21,536

No non-equity incentive compensation was paid to any of the Named Executive Officers in Fiscal 2011 or Fiscal 2010 because financial targets established by the Compensation Committee in order to earn such compensation were not achieved in any such year.

All items of “All Other Compensation” in the table in note (2) above for Mr. McKenna were paid in accordance with the terms of the McKenna Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table shows the amount and value of equity-based awards granted to the Named Executive Officers that were outstanding at the end of Fiscal 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Brett M. Johnson		200,000	3.55	11/01/2020	--	--
James O. McKenna		100,000	3.73	3/08/2021	7,000	14,240
		7,500	3.36	12/21/2020
	2,500	5,000	2.02	12/10/2019

Pension Benefits

We maintain no pension plans or other long-term incentive plans or arrangements available to any employees.

Nonqualified Deferred Compensation

We maintain no nonqualified defined contribution or deferred compensation plans or arrangements.

Post-Employment Compensation

The Company does not maintain any pension, deferred compensation, or other post-employment compensation for executives or employees other than its 401(k) plan and, as the case may be, pursuant to the terms of employment agreements with its executive officers.  The Compensation Committee has no fixed policy regarding the grant of severance benefits.  Rather, severance compensation is determined on a case-by-case basis depending on the executive’s term of service, his performance in his position, and other factors.

Employment Agreement with James O. McKenna

Under the McKenna Employment Agreement, Mr. McKenna is entitled to a payment equal to one year of his salary as severance in the event of his termination “without cause” and termination for “good reason” (as such terms are defined in the McKenna Employment Agreement).  In addition, in case of termination for good reason or without cause, in either case within the first 36 months after relocation to the Los Angeles area, Mr. McKenna is entitled to reimbursement of reasonable out-of-pocket costs incurred in connection with relocation of his primary residence back to Florida. The Company’s election to give notice of non-renewal in connection with the end of the term is considered to be termination without cause.

Severance Agreement with Brett Johnson

The Company and Mr. Johnson opted not to renew his employment contract and his employment ended on August 31, 2012.  Mr. Johnson entered into an agreement and release with the Company on August 29, 2012, which provides, among other things, that Mr. Johnson is entitled to receive his current annual salary of $250,000 through August 1, 2013, less applicable withholdings and deductions, in accordance with the Company’s standard payroll procedures.

Potential Payments Upon Termination

The table below sets forth information concerning the potential payments upon termination of employment for each Named Executive Officer to whom the Company had a post-employment compensation obligation as of September 30, 2011. Information is provided as if the termination, death, disability, or change in control had occurred as of September 30, 2011.  No Named Executive Officer was entitled to non-equity incentive compensation (bonus) in Fiscal 2011, because the Company’s operating and other results failed to meet the targets established by the Compensation Committee of the Board in order for such compensation to be earned.

POTENTIAL PAYMENTS UPON TERMINATION
Name	Termination For Cause (1)	Termination without Cause or by Executive for Good Reason	Termination upon disability or death (1)
James O. McKenna	--	225,000 (2)	--

(1)
The amounts owed under these circumstances would be limited to accrued salary and benefits payable at the time such termination occurred.  Had the executive qualified to earn bonus during the fiscal year, the executive would have been entitled to his pro rata share of bonus at termination (no bonus is earned during any period the executive is determined to be disabled).

(2)
In addition to this amount, Mr. McKenna is entitled to reimbursement of reasonable out-of-pocket costs incurred in connection with relocation of his primary residence back to Florida and a relocation bonus subject to the terms provided in the amended McKenna Employment Agreement.

In addition, each of Mr. Garrett and Mr. Brett Johnson are party to employment agreements, effective as of March 1, 2012, which provide for post-employment compensation.  See “Employment Agreements.”

DIRECTOR COMPENSATION

Overview

Our program for compensation of non-employee directors provides for each non-employee director to receive an annual retainer of $20,000, payable in quarterly increments of $5,000, and for the chairman of each committee to receive an additional $2,000 retainer per committee chair. In addition, each non-employee director receives $2,000 for each board meeting attended (except those held via conference call, which are $500 per conference call) and $1,000 for each committee meeting attended (unless attended in conjunction with a board meeting, in which case no additional fee is paid) and is entitled to reimbursement for actual and reasonable travel expenses incurred for attendance at such meetings.  Effective as of January 1, 2012, our policy was revised to provide for the non-executive Chairman of the Board to receive an aggregate annual retainer of $60,000, payable in quarterly increments of $15,000.  In addition, options to purchase 10,000 shares of Common Stock are generally granted annually at an exercise price equal to the market price on the date of the grant as quoted on the Nasdaq Capital Market.  Executive officers who also serve on the Board receive no director’s compensation for such service. In the event any director ceases to serve as director, such options generally expire 90 days after the termination of the director relationship, although they may be extended in the discretion of the Board.

Fiscal 2011 Director Compensation

In accordance with the policy described in the preceding paragraph, in March 2011 the Compensation Committee recommended to the Board the award of options to purchase 10,000 shares of Common Stock to the six directors then serving on the Board, Messrs. Chiste, Hamilton, Johnson, Key, King and Lipschitz.  The Board approved these grants, which were made at the closing price of the Common Stock on March 9, 2011, the grant date, or $3.73 per share.  In August 2011 the Compensation Committee approved the award of options to purchase 10,000 shares of Common Stock to the newly appointed non-executive director on the Board, Ms. Burnham.  Ms. Burnham will not stand for reelection at the Annual Meeting.  The grant was made at the closing price of the Common Stock on August 15, 2011, the grant date, or $2.73, per share.

The following table sets forth information regarding compensation of our directors for Fiscal 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Grange Johnson	32,000	20,100	52,100
Louis Lipschitz	34,000	20,100	54,100
John Chiste	33,000	20,100	53,100
Fred Hamilton	30,000	20,100	50,100
Stephen L. Key	32,000	20,100	52,100
Owen P.J. King	34,000	20,100	54,100
Current Director Not Standing For Re-election:
Ciara Burnham	15,500	14,100	29,600

(1)
The dollar values under “Option Awards” represent the aggregate grant date fair value of the award to the Company computed in accordance with FASB ASC Topic 718.  See Note 7 to the Financial Statements included in our Annual Report on Form 10-K for a description of the assumptions used in valuing awards of stock options.

EMPLOYMENT AGREEMENTS

Employment Agreement with Robert Garrett Jr.

Pursuant to the Employment Agreement, effective as of March 1, 2012 (the “Garrett Employment Agreement”), between the Company and Robert Garrett Jr., Mr. Garrett is employed as the Chief Executive Officer of the Company.  The Garrett Employment Agreement provides for an annual salary of $250,000. In executing his employment agreement, Mr. Garrett received a signing bonus of $9,167. During Mr. Garrett’s first year of employment he shall receive a bonus not less than $50,000 cash, to be paid in four quarterly equal installments.  During each year of his employment, Mr. Garrett is eligible to receive an annual bonus at the discretion of the Compensation Committee in a combination of cash or equity based compensation.

In connection with Mr. Garrett’s appointment as Chief Executive Officer, Mr. Garrett was granted options to purchase 140,000 shares of the Company’s common stock pursuant to the Company’s 2011 Long Term Incentive Plan. The grant date of this award is April 4, 2012 and the exercise price is $3.00 per share for the first 100,000 options, and $3.77 per share for the second 40,000 options. The vesting schedule is as follows:  (i) 66,666 of the options shall vest on first anniversary of the grant date; (ii) 66,666 of the options shall vest on second anniversary of the grant date; and (iii) the remainder shall vest on the third anniversary of the grant date. In addition, under Mr. Garrett’s employment agreement, he is entitled to be granted options to purchase an additional 60,000 shares of the Company’s common stock, no later than October 1, 2012, with an exercise price equal to the greater of the fair market value per share on the date of grant, or $3.77 per share, for the first 10,000 options, and $5.31 per share for the second 50,000 options. The additional 60,000 options shall vest on the third anniversary of the grant date.

Mr. Garrett’s employment agreement provides for successive one-year renewal terms, unless either party provides written notice of its intention not to renew the agreement not later than 90 days prior to the end of the term (or renewal period). In the event the Company provides such notice of non-renewal after the first term, Mr. Garrett would be entitled to receive a severance payment equal to six (6) months of his salary. In the event the Company provides such notice of non-renewal in any subsequent term, Mr. Garrett would be entitled to receive a severance payment equal to three (3) months of his salary. If the Company gives such notice for reasons other than non-renewal, death, disability or cause and no change of control (as defined in the employment agreement) has occurred, Mr. Garrett would be entitled to receive: (i) (A) in the case of a termination by the Company without cause, salary at the then prevailing rate for the greater of six months or the balance of the term as severance, or (B) if Mr. Garrett terminates his employment agreement for good reason under circumstances that do not constitute a change in control (as this term is defined in his agreement) severance equal to six (6) months of salary at the then prevailing rate; (ii) health insurance for Mr. Garret and his family to be paid for by the Company for a period equal to the greater of six months or the balance of the term; (iii) accrued discretionary bonus, if any; and (iv) immediate vesting of any unvested options pursuant to applicable equity compensation plans.  If Mr. Garrett’s employment is terminated without cause, or if he terminates his employment for good reason (as defined in the employment agreement), in either case within one year of a change of control (as defined), he is entitled to receive the following payments and benefits: (i) severance equal to 12 months of salary; (ii) health insurance for Mr. Garret and his family to be paid for by the Company for a period equal to 12 months; (iii) accrued discretionary bonus, if any; and (iv) immediate vesting of any unvested options pursuant to applicable equity compensation plans.

Mr. Garrett’s employment agreement binds him to customary non-competition and non-solicitation covenants of up to one year following the expiration of the employment term, in addition to certain confidentiality, employee non-solicitation, and intellectual property covenants.

Employment Agreement with James O. McKenna

Under his agreement Mr. McKenna is employed as Chief Financial Officer, Treasurer and Assistant Secretary of the Company.  The McKenna Employment Agreement provides for an annual salary of $225,000 and Mr. McKenna will be eligible to earn bonus compensation based on achievement of targets set by the Board’s Compensation Committee in respect of each fiscal year during the term.  Under the McKenna Employment Agreement, Mr. McKenna received reimbursement for reasonable out-of-pocket costs incurred in his relocation to the Los Angeles area, and payment of a housing allowance of $7,500 per month, to be phased out over time.  The term of the McKenna Employment Agreement expires on December 31, 2012, with automatic renewal for successive terms of one year each.

Mr. McKenna has agreed to be bound by certain covenants that restrict his ability to compete with the Company or solicit the employment of Company employees after the term of his employment, prohibits disclosure of Company confidential information, and restricts him, subject to certain customary exceptions, from making investments in entities that compete with the Company.

Please refer to the information under the caption “Post Employment Compensation,” above, for information relating to benefits to which Mr. McKenna is entitled under his agreement upon termination of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information, as of August 23, 2012, with respect to the beneficial ownership of our Common Stock by (i) each of our executive officers, (ii) each director/director nominee, (iii) each shareholder who, based on publicly available records, is known by the Company to own beneficially more than five percent (5%) of the Company’s Common Stock and (iv) all our current directors and executive officers, as a group (ten persons).  Unless otherwise stated, the address of each person in the table below is c/o Forward Industries, Inc., 477 Rosemary Ave., Suite 217-219, West Palm Beach, FL 33410.

Identity of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Directors and Executive Officers:
Robert Garrett Jr. (a)	160,000	1.9%
James McKenna (b)	20,425	*
Grange Johnson (d) (c)	1,054,581	13%
Ciara Burnham (i)	10,000	*
John F. Chiste (c)	20,000	*
Timothy Gordon (e)	9,500	*
Owen P.J. King (c)	20,000	*
Howard Morgan	--	--
Terry Wise (f)	1,076,808	13.3%
5% or Greater Shareholders:
BlackRock, Inc. (g)	450,204	5.6%
LaGrange Capital Partners, L.P. (d)	1,034,581	12.8%

All directors and executive officers as a group (9 persons) (h)	2,371,314	28.4%

*Less than 1 percent

(a)	Includes 160,000 shares of Common Stock subject to options exercisable as of August 23, 2012.

(b)
Includes (i) 1,425 shares of Common Stock held by Mr. McKenna’s spouse, as separate property, (ii) 2,500 shares of restricted Common Stock that vest on December 10, 2012, and over which Mr. McKenna currently has voting authority, and (iii) 6,500 shares of Common Stock subject to options exercisable within 60 days of August 23, 2012.

(c)	Includes 20,000 shares of Common Stock subject to options exercisable as of August 23, 2012.

(d)
Mr. Johnson is a member of a Section 13(d) group that beneficially owns in excess of 10% of the Company’s outstanding shares of Common Stock. Mr. Johnson jointly files Forms 4 with LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Special Situations Yield Master Fund, Ltd., LaGrange Capital Management, L.L.C. and LaGrange Capital Administration, L.L.C with respect to the Company’s shares. As a member of the Section 13(d) group and in light of his relationships with such other entities, Mr. Johnson may be deemed to beneficially own 1,034,581 shares of the Company beneficially owned in the aggregate by such other entities. Mr. Johnson disclaims beneficial ownership of all such securities of the Company except to the extent of his or its pecuniary interest therein.  LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Funds Ltd., and LaGrange Special Situations Master Fund, Ltd. (together, the “LaGrange Funds”) have a “put” option, exercisable by the LaGrange Funds at any time until July 8, 2013, which requires Mr. Wise to purchase 506,733 shares of Common Stock, representing approximately 6.3% of the shares outstanding, at an exercise price of $1.80 per share, from the LaGrange Funds.  In the event the “put” option described in the previous sentence is not exercised, Mr. Wise has a “call” option which requires the LaGrange Funds to sell 506,733 shares of Common Stock, at an exercise price of $1.80 per share, to Mr. Wise.  This “call” option is exercisable by Mr. Wise on July 8, 2013, under certain conditions.

(e)	Includes 3,000 shares of Common Stock held in trust for Mr. Gordon’s minor children.

(f)
The LaGrange Funds have a “put” option, exercisable by the LaGrange Funds at any time until July 8, 2013, which requires Mr. Wise to purchase 506,733 shares of Common Stock, representing approximately 6.3% of the shares outstanding, at an exercise price of $1.80 per share, from the LaGrange Funds.  In the event the “put” option described in the previous sentence is not exercised, Mr. Wise has a “call” option which requires the LaGrange Funds to sell 506,733 shares of Common Stock, at an exercise price of $1.80 per share, to Mr. Wise.  This “call” option is exercisable by Mr. Wise on July 8, 2013, under certain conditions.

(g)	Derived from a Schedule 13G/A filed with the SEC on February 13, 2012. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(h)	Includes 236,500 shares of Common Stock subject to options that are either currently exercisable or that are expected to be exercisable within 60 days of August 23, 2012.

(i)	Ms. Burnham is not standing for reelection.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and executive officers and persons who beneficially own more than ten percent of each class of our equity securities that is registered under the Exchange Act are required to file the following reports with the SEC:  Form 3 initial reports of ownership and status as an officer or director; Form 4 reports of changes in ownership of Common Stock and other equity securities of the Company; and Form 5 reports with respect to any fiscal year in which other reports may not have been filed.  To our knowledge, based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended September 30, 2011, and Form 5 reports and amendments thereto furnished to us with respect to that fiscal year, and based on written representations that no Form 5 or other reports were required with respect to the fiscal year ended September 30, 2011, all Section 16(a) filing requirements applicable to our officers and directors and beneficial owners of more than ten percent of our Common Stock were complied with on a timely basis, except the following: Mr. Brett Johnson late-filed one Form 4 (one transaction).

Certain Relationships and Related Transactions

Related Transactions

See “Executive Compensation and Related Information” for information relating to compensation arrangements between the Company and its executive officers and between the Company and its non-employee directors.

On April 2, 2012, the Board appointed Mr. Brett Johnson as the Company’s Co-Chief Executive Officer.  Brett Johnson is the brother of Grange Johnson, the Chairman of the Board.  Forward and Mr. Johnson opted not to renew Mr. Johnson’s employment contract and his employment with the Company ended on August 31, 2012.

On March 12, 2012, the Company entered into a Buying Agency and Supply Agreement (the “Agreement”) with Seaton Global Corporation, a British Virgin Islands corporation (“SGC”), dated as of March 7, 2012.  The Agreement provides that, upon the terms and subject to the conditions set forth therein, SGC shall act as the Company’s exclusive buying agent and supplier of Products (as defined in the Agreement) in the Asia Pacific region.  The Company shall purchase products at SGC’s cost, and shall pay a service fee on the net purchase price.  The Agreement shall terminate on March 11, 2014, subject to renewal.  Terry Wise, a director of the Company, is a principal of SGC.  As of August 23, 2012, the Company recorded approximately $561,000 of SGC service fees.

The Nominating Committee of the Board under the Committee Charter is charged with the responsibilities of identification, review, evaluation, and approval or rejection of related party transactions (as described in Item 404 of Regulation S-K under the Exchange Act) and conflicts of interest between the Company and any related party.  In evaluating any such transaction or potential conflict of interest, the Nominating Committee evaluates, among other factors, the utility and cost of services or property to be received by the Company, an assessment of whether comparable property or services can be obtained at better rates in the relevant market, the benefit to be received by the related party, whether such benefit is proper and appropriate in all respects, the absence of any actual or potential harm or prejudice to the Company and its business interests and prospects, and whether the transaction as a whole is believed to be fair and reasonable.  Pursuant to the Committee Charter mandates, the Nominating and Governance Committee has adopted governance principles that, among other matters, (i) requires a specific resolution approving any transaction in which any director would provide services to the Company outside his duties as director and (ii) prohibits a director from receiving a personal, compensatory benefit (i.e., one that is not shared by directors or shareholders generally on a pro rata basis), directly or indirectly, arising from a transaction in which the Company is a party or otherwise involved.

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Report of the Audit Committee

The report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be or be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act except to the extent expressly incorporated by reference.  The Committee’s report is as follows:

“The Audit Committee operates pursuant to a written charter adopted by the Board.

The role of the Audit Committee is to assist the Board in its oversight of our financial reporting process, as more fully described in this Proxy Statement.  As set forth in the Audit Committee’s charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the reporting process, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Our independent registered public accounting firm, for the fiscal year ended September 30, 2011, was responsible for auditing our financial statements for such fiscal year and expressing an opinion as to their conformity with generally accepted accounting principles and reviewing the unaudited quarterly financial statements.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the management of the Company and has discussed matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, with J.H. Cohn LLP (“J.H. Cohn”), our independent registered public accounting firm for the fiscal year ended September 30, 2011.  The Audit Committee has received from J.H. Cohn the written disclosures and the letter required by applicable requirements of the PCAOB regarding J.H. Cohn’s communications with the Audit Committee concerning independence, and has discussed with J.H. Cohn the issue of its independence from management and the Company.

Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the Securities and Exchange Commission.  The Audit Committee selected and the Board of Directors approved, subject to shareholder ratification, the appointment of J.H. Cohn as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.”

This report is submitted on behalf of the members of the Audit Committee*:

John F. Chiste, Chairman
Owen P.J. King
Timothy Gordon

____________________
*The report of the Audit Committee is dated August 17, 2012.

Principal Accountant Fees and Services

Our Audit Committee pre-approved all audit and non-audit services involving J.H. Cohn, the Company’s independent auditors for Fiscal 2011.  The Audit Committee must pre-approve all audit and non-audit services involving J.H. Cohn, the Company’s independent auditors for the 2012 fiscal year, which ends September 30, 2012 (which we sometimes refer to as “Fiscal 2012”).  Unless an audit or non-audit type of service to be provided to the Company by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval by the Audit Committee.  In addition to review and audit work necessary for the Company to file required reports under the Exchange Act (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), the Company’s independent auditors may perform non-audit services other than those prohibited by the Sarbanes-Oxley Act of 2002, provided that they are pre-approved by the Audit Committee.  Non-audit services that our independent accountants may not provide include:  bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; and legal services and expert services unrelated to the audit.

Our Audit Committee regularly meets to review and approve the audit and review scope concerning the audit or review of the Company’s financial statements to be filed with the SEC, including the audit fees associated with this service. Furthermore, the fees and terms of permitted non-audit services that are recurring, if any, must be approved by the Audit Committee.

Proposals for other (i.e., non-recurring) non-audit services to be performed by the Company’s independent auditors that are allowable in accordance with this policy must be pre-approved by the Audit Committee.  The Company’s chief financial officer will review for compliance with this policy and obtain necessary pre-approvals.

Audit Fees

The following table sets forth the aggregate fees for professional services billed to us by J.H. Cohn and Kaufman, Rossin & Co., P.A. (“Kaufman”), the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2010 (“Fiscal 2010”), for professional services rendered in Fiscal 2011 and Fiscal 2010.

	Year Ended September 30,
	2011	2010
Audit Fees (1)	$192,385	$119,050
Audit-related Fees (2)	--	--
Tax Fees (3)	--	--
Other Fees (4)	--	--
	$192,385	$119,050

(1)
Includes fees billed for audit of our audited consolidated financial statements for the fiscal years ended September 30, 2011 and 2010, and for reviews performed with respect to our unaudited, quarterly consolidated financial statements published during such periods included in Form 10-Q, including services that are normally provided by Kaufman, in connection with statutory and regulatory filings, such as the issuance of consent letters.

(2)
Includes the aggregate fees billed for the fiscal years ended September 30, 2011 and 2010, for assurance and related services by J.H. Cohn and Kaufman, respectively, that are reasonably related to the performance of the audit or review of Forward’s financial statements and not reported under Audit-related Fees.  The Company incurred no such cost in either period.

(3)
Includes the aggregate fees billed for the fiscal years ended September 30, 2011 and 2010, for tax compliance and tax advice including preparation and filing of the Company’s U.S. Federal and state income tax returns by J.H. Cohn and Kaufman, respectively.   The Company incurred no such cost in either period.

(4)
Includes the aggregate fees billed for the fiscal years ended September 30, 2011 and 2010, by J.H. Cohn and Kaufman, respectively, and not included in the other categories included in the table. The Company incurred no such cost in either period.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Appointment of Accountants

The Board is recommending to shareholders that they ratify the appointment of J.H. Cohn, as Forward’s independent registered public accounting firm for the fiscal year ending September 30, 2012.  The Audit Committee selected J.H. Cohn as the Company’s independent registered public accounting firm for Fiscal 2012.  J.H. Cohn has served in that capacity since December 15, 2010. Representatives of J.H. Cohn will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder approval of the appointment is not required.  The Board believes that obtaining shareholder ratification of the appointment is a sound governance practice.  The Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

Termination of Engagement of Kaufman, Rossin & Co., P.A.

On December 10, 2010, the Audit Committee informed Kaufman, the Company’s independent registered public accounting firm for the 2010 fiscal year, that it would not be re-engaged as the Company’s independent registered public accounting firm and that its engagement would terminate effective immediately. The dismissal was approved and recommended by the Audit Committee.

During the fiscal years ended September 30, 2010 and 2009, we had (i) no disagreements with Kaufman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Kaufman’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Kaufman’s reports on our consolidated financial statements for the fiscal years ended September 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2010 and 2009 and through the date of engagement of J.H. Cohn, we did not consult with J.H. Cohn with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

On December 22, 2010, we filed Amendment No. 1 to Form 8-K (“Form 8-K/A”) reporting the departure of Kaufman.  In accordance with Item 304(a)(3) of Regulation S-K, we provided Kaufman with a copy of the Form 8-K/A disclosures prior to filing with the SEC and requested that Kaufman furnish us with a letter addressed to the SEC stating whether or not Kaufman agrees with the above statements.  A copy of the letter from Kaufman to the SEC, dated December 22, 2010, was attached as Exhibit 16.1 to the Form 8-K/A that we filed on December 22, 2010, and it states that they agreed with the statements above regarding their firm.

Shareholder Vote Required

The affirmative vote by a majority of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or by proxy is required to ratify the appointment of J.H. Cohn.  Abstentions will have the same legal effect as a vote against Proposal 2.  If you timely submit a signed and dated proxy but fail to specify instructions to vote for Proposal 2, the proxy will be voted in favor of ratification of the appointment of J.H. Cohn by the persons named in the proxy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF J.H. COHN, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF FORWARD FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012, WHICH IS DESIGNATED AS PROPOSAL 2 IN THE PROXY.

OTHER PROPOSALS

The Board is not aware of any matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named as proxies in the proxy intend to vote the shares of Common Stock they represent in accordance with their best judgment in the interest of Forward.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2013

Shareholder proposals intended to be considered for inclusion in our proxy statement and form of proxy for presentation at our 2013 annual meeting of shareholders relating to the fiscal year ending September 30, 2012, in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act must be sent to our offices at 477 Rosemary Ave., Suite 217-219, West Palm Beach, FL 33410, addressed to the attention of our Corporate Secretary/Annual Meeting, and must be received not later than May 9, 2013.  All proposals must comply with applicable SEC rules and regulations.

Outside the processes of Rule 14a-8 under the Exchange Act, our by-laws establish an advance notice procedure for shareholders to submit nominations of candidates for election of director or to bring other business before our annual meeting.  The following information is based on the Company’s Amended and Restated By-Laws that were adopted by the Board in August 2010.

In general, under these procedures, a shareholder that proposes to nominate a candidate for director or propose other business at an annual meeting of shareholders must give us written notice of such nomination or proposal not less than 120 days and not more than 150 days prior to the anniversary date of the prior year’s annual meeting (September 27), which means that we must receive shareholder proposals for the 2013 annual meeting after April 30, 2013 and before May 30, 2013.  However, if the meeting date in 2013 changes by more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such changed annual meeting date or the 10th day following the day on which we first make a public announcement of the date of such meeting by means of a press release or filing with the SEC.   In respect of shareholder nominations for directors, in the event that the number of directors to be elected to the Board is increased and if all nominees for director, or the fact of the increase in number, is not publicly announced at least 70 days’ prior to the first anniversary of the preceding year’s annual meeting, then a nomination must be made not later than the 10th day following the first date of public disclosure of all such nominees or such increased number of directors. Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.  See Proposal 1: Election of Directors—Nominees for Election as Directors” and “Structure and Practices of the Board of Directors—Nominating and Governance Committee.”

OTHER MATTERS

Delivery of Documents to Security Holders Sharing an Address

Only one copy of this Proxy Statement, with attached exhibits, is being sent to multiple shareholders sharing an address unless the Company receives contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Proxy Statement, he or she may contact the Company’s Secretary at:

Forward Industries, Inc.
477 Rosemary Ave., Suite 217-219
West Palm Beach, FL 33410
Attention: Assistant Secretary

and the Company will deliver the Proxy Statement to such shareholder promptly upon receiving the request. Any such shareholder may also contact the Secretary if he or she would like to receive separate mailings in the future.  If a shareholder receives multiple copies of the Company’s mailing, he or she may request householding in the future by also contacting the Company’s Secretary.

Annual Report

The Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2011, which contains certified financial statements of the Company for Fiscal 2011, can be accessed on the Internet at http://www.proxyvote.com.

WE UNDERTAKE TO PROVIDE TO EACH SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF A WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2011, INCLUDING THE FINANCIAL STATEMENTS FILED THEREWITH, AND A COPY OF OUR AMENDED AND RESTATED BY-LAWS. WRITTEN REQUESTS FOR SUCH REPORT AND/OR BY-LAWS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FORWARD INDUSTRIES, INC., 477 ROSEMARY AVE., SUITE 217-219, WEST PALM BEACH, FL 33410.

By order of the Board of Directors,

/s/ Frank LaGrange Johnson

Frank LaGrange Johnson
Chairman of the Board

September 5, 2012

FORWARD INDUSTRIES, INC

C/O AMERICAN STOCK TRANSFER
6201 15TH AVENUE, 2ND FLOOR
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 John F. Chiste 02 Robert Garrett Jr. 03 Timothy Gordon 04 Frank LaGrange Johnson 05 Owen P.J. King
06 Howard Morgan 07 Terence Wise

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
3 To transact such other business as may properly come before the meeting.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000148777 1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

FORWARD INDUSTRIES, INC.

Annual Meeting of Shareholders

September 27, 2012 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder hereby appoints Frank LaGrange Johnson and Owen P.J. King, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Forward Industries, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Standard Time on September 27, 2012, at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (1) **FOR ALL** OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION AS DIRECTORS; (2) **FOR** THE RATIFICATION OF J.H. COHN LLP, AS FORWARD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012; AND (3) IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE, WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

0000149377_2 R1.0.0.11699

Continued and to be signed on reverse side